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                                                                    EXHIBIT 99.1

                              FOR IMMEDIATE RELEASE

                                                           For More Information,
                                                                  Please Contact

     John Heyman - Co-Chief Executive and Chief Financial Officer (770) 576-6705
               Melissa Coley - Radiant Systems Investor Relations (770) 576-6577

Radiant Systems, Inc. reports financial results for the fourth quarter and year ended December 31, 2001

Atlanta, GA, February 7, 2002--Radiant Systems, Inc. (NASDAQ: RADS) today reported financial results for the fourth quarter and year ended December 31, 2001.

Total revenues for the fourth quarter ended December 31, 2001 were $32.4 million, a decrease of 5.0% over revenues of $34.1 million for the same period in 2000. Total revenues for the year ended December 31, 2001 were $132.0 million, an increase of 3.1% over revenues for the same period in 2000 of $128.0 million. Net income for the fourth quarter ended December 31, 2001, was $480,000, or $0.02 per diluted share, a decrease of $1.1 million, or $0.03 per diluted share, compared to net income of $1.6 million, or $0.05 per diluted share, for the same period in 2000. Net loss for the year ended December 31, 2001, was $428,000, or $0.02 per diluted share, a decrease of $5.7 million, or $0.20 per diluted share, over net income before extraordinary item of $5.3 million, or $0.18 per diluted share, for the same period last year.

Mr. John Heyman, the Company's Co-Chief Executive Officer and Chief Financial Officer commented, "We are pleased with our fourth quarter financial performance. We saw a double-digit percentage increase in our revenues over the third quarter and, along with the cost cutting measures we undertook, we were able to bring the Company back to profitability." Mr. Heyman continued, "While we were disappointed with the Company's overall financial results for 2001, we did see a number of important successes during the year. Our next generation of products has emerged from a lengthy development cycle; our distribution channel continues to grow; our international efforts have driven results with new clients and exciting new prospects; and our efforts to enter new markets are showing

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results. Our products are gaining market acceptance and seeing wider deployment, while our services business, which in large part is recurring in nature, continues to make dramatic improvements in profitability. And, organizationally, we are bringing a new level of focus to our markets. We believe we are better poised for long-term growth more than ever before, and we believe we will see increased revenues and profitability in 2002."

Mr. Erez Goren, the Company's Chairman and Co-Chief Executive Officer commented, "Our Enterprise Productivity Software is operating in a variety of client sites, across many different concepts and with a variety of modules deployed. New releases are forthcoming in the very near future. Our product strategy, both with Point of Sale and Enterprise applications, continues to progress with new opportunities across our markets. Specifically, we have a number of significant prospects engaged in active negotiations which, if closed, will help us to continue to build a strong foundation for growth. However, given the soft economic environment, we intend to continue to operate the business very conservatively."

The Company will webcast its fourth quarter 2001 financial results conference call today. The webcast will begin at 5:00 p.m. Eastern Time and will be available at http://www.radiantsystems.com/investor/investor2_frame.htm. The
             ----------------------------------------------------------
webcast will also be available for replay through March 1, 2002.

Radiant Systems, Inc. helps companies improve product profitability, employee productivity and customer service through use of innovative technology. Radiant's mission is to enable businesses to achieve operational excellence through intelligent technology. To accomplish this mission, Radiant combines powerful technology platforms, deep industry knowledge and strategic partnerships to deliver strong returns on systems investments for companies ranging in size from single site operators to multinational corporations. Headquartered in Atlanta, Radiant Systems (www.radiantsystems.com) has deployed its solutions to tens of thousands of sites worldwide.


Certain statements contained in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are

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thus prospective. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things: (i) the Company's financing plans;
(ii) trends affecting the Company's financial condition or results of operations, including the Company's projected revenues and earnings per share guidance; (iii) the Company's growth strategy and operating strategy; (iv) the Company's new or future product offerings, and (v) the declaration and payment of dividends. The words "may," "would," "could," "will," "expect," "estimate," "anticipate," "believe," "intend," "plans," and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company's ability to control. Actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are the Company's reliance on a small number of clients for a larger portion of its revenues, fluctuations in its quarterly results, ability to continue and manage its growth, liquidity and other capital resources issues, competition and the other factors discussed in detail in the Company's filings with the Securities and Exchange Commission.

                                      MORE

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

                                                         RADIANT SYSTEMS, INC.
                                            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                         For the three months ended                   For the year ended
                                                   December 31, 2001    December 31, 2000    December 31, 2001   December 31, 2000
                                                   -----------------    -----------------    -----------------   -----------------
                                                      (unaudited)          (unaudited)          (unaudited)
Revenues:

  System sales .................................           $ 17,411             $ 21,039             $ 71,268           $ 79,987
  Client support, maintenance and
    other services .............................             14,992               13,066               60,711             48,057
                                                    ---------------     ----------------    -----------------   ----------------
     Total revenues ............................             32,403               34,105              131,979            128,044

Cost of revenues:

  System sales .................................              9,234               11,558               38,799             39,620
  Client support, maintenance and
    other services .............................              9,088                9,508               38,043             37,356
                                                   ----------------     ----------------     ----------------    ---------------
     Total cost of revenues ....................             18,322               21,066               76,842             76,976
                                                   ----------------     ----------------     ----------------    ---------------

Gross profit ...................................             14,081               13,039               55,137             51,068

Operating Expenses:

  Product development ..........................              3,208                2,817               11,234             11,030
  Sales and marketing ..........................              4,413                3,477               19,718             12,720
  Depreciation and amortization ................              2,406                2,209                9,643              7,706
  Non-recurring charges ........................                221                   -                 1,244                 -
  General and administrative ...................              3,023                4,536               15,056             15,818
                                                   ----------------     ----------------     ----------------    ---------------

Income (loss) from operations ..................                810                   -                (1,758)             3,794

Interest income, net ...........................                216                  856                1,513              3,240
                                                   ----------------     ----------------     ----------------    ---------------

Income (loss) before income tax provision
  and extraordinary item .......................              1,026                  856                 (245)             7,034

Income tax provision (benefit) .................                546                 (695)                 183              1,773
                                                    ---------------     ----------------     ----------------   ----------------

Income (loss) before extraordinary item ........                480                1,551                 (428)             5,261

Extraordinary item:

Gain on early extinguishment of debt,
  net of taxes .................................                 -                    -                    -               1,520
                                                   ----------------     ----------------     ----------------    ---------------

Net income (loss) ..............................           $    480             $  1,551             $   (428)          $  6,781
                                                   ================     ================     ================    ===============

Basic income (loss) per share:

  Income (loss) before extraordinary item ......           $   0.02             $   0.06             $  (0.02)          $   0.19
  Extraordinary income on early
    extinguishment of debt .....................                 -                    -                    -                0.05
                                                   ----------------     ----------------     ----------------    ---------------
     Total basic income (loss) per share .......           $   0.02             $   0.06             $  (0.02)          $   0.24
                                                   ================     ================     ================    ===============

Diluted income (loss) per share:

  Income (loss) before extraordinary item ......           $   0.02             $   0.05             $  (0.02)          $   0.18
  Extraordinary income on early
    extinguishment of debt .....................                 -                    -                    -                0.05
                                                   ----------------     ----------------     ----------------    ---------------
     Total diluted income (loss) per share .....           $   0.02             $   0.05             $  (0.02)          $   0.23
                                                   ================     ================     ================    ===============

Weighted average shares outstanding:

     Basic .....................................             27,535               27,645               27,726             27,294
                                                   ================     ================     ================    ===============
     Diluted ...................................             28,645               29,719               27,726             29,791
                                                   ================     ================     ================    ===============
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                            RADIANT SYSTEMS, INC.
                    CONDENSED CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT SHARE DATA)

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

                                    ASSETS
                                                                                December 31,    December 31,
                                                                                    2001            2000
                                                                                ------------    -----------
                                                                                (unaudited)
Current assets
     Cash and cash equivalents .............................................       $ 33,924       $ 49,560
     Accounts receivable, net ..............................................         20,988         22,302
     Inventories ...........................................................         17,290         17,172
     Other short-term assets ...............................................          4,219          4,722
                                                                                ------------    -----------
                    Total current assets ...................................         76,421         93,756

Property and equipment, net ................................................         14,590         14,092
Software development costs, net ............................................         15,229          9,358
Intangibles and other long-term assets .....................................         19,740         14,055
                                                                                ------------    -----------
                                                                                   $125,980       $131,261
                                                                                ============    ===========


                     LIABILITIES AND SHAREHOLDERS' EQUITY


Current liabilities
     Accounts payable and accrued liabilities ..............................       $ 10,176       $ 16,486
     Customer deposits and unearned revenue ................................          9,762          6,388
     Current portion of long-term debt .....................................            460              -
                                                                                ------------    -----------
                    Total current liabilities ..............................         20,398         22,874
                                                                                ------------    -----------

Long-term debt, less current portion .......................................          1,150              -
                                                                                ------------    -----------
                    Total liabilities ......................................         21,548         22,874
                                                                                ------------    -----------

Shareholders' equity
     Common stock, no par value; 100,000,000 shares authorized;
       27,511,793 and 27,647,830 shares issued and outstanding .............              0              0
     Additional paid-in capital ............................................        113,016        116,543
     Accumulated deficit ...................................................         (8,584)        (8,156)
                                                                                ------------    -----------
                    Total shareholders' equity .............................        104,432        108,387
                                                                                ------------    -----------

                                                                                   $125,980       $131,261
                                                                                ============    ===========


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